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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 033-46260, 033-46261, 333-80887, and 333-80889 of Springs Industries, Inc., on
Form S-8 of our report dated January 30, 2001 (February 20, 2001, as to the last paragraph in Note 15), incorporated by reference in this Annual Report on Form 10-K of Springs Industries, Inc., for the year ended December 30, 2000.

DELOITTE & TOUCHE LLP

Charlotte, North Carolina
March 26, 2001


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